UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 14, 2018

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant's Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreements.
On July 14, 2018, Xinda Holding (HK) Company Limited ("Xinda Holding"), a wholly owned subsidiary of China XD Plastics Company Limited (the "Registrant"), entered into a subscription intent agreement (the "Agreement") with Changmu Investment (Beijing) Company Limited ("Changmu"), a company wholly controlled by Mr. Tiexin Han, the son of Mr. Jie Han, the Registrant' Chief Executive Officer and Chairman of the Board of Directors. A copy of the Agreement is filed as Exhibits 10.1.

Pursuant to the terms of the Agreement, Heilongjiang Xinda Enterprise Group Company Limited ("HLJ Xinda"), which is currently 100% owned by Xinda Holding, acknowledged the receipt of RMB 500 million (the "Investment Amount") from Changmu on June 29, 2018. The Investment Amount was injected into HLJ Xinda in order to subscribe newly authorized registered capital of HLJ Xinda (the "Subscription"), subject to further negotiations among the parties of one or more definitive agreements governing the terms of the Subscription, including the valuation of HLJ Xinda..

The foregoing description of the Agreement is not purported to be complete and is qualified in its entirety by reference to the complete text of such agreement which is attached hereto as exhibit 10.1 and is hereby incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Subscription Intent Agreement, dated July 14, 2018 *
* English Translation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 16, 2018

CHINA XD PLASTICS COMPANY LIMITED

	By:	/s/ Jie HAN
	Name:	Jie HAN
	Title:	Chief Executive Officer